Exhibit 3(a)

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

KENTUCKY UTILITIES COMPANY

October, 1992

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

Kentucky Utilities Company

The undersigned, KENTUCKY UTILITIES COMPANY, a Kentucky corporation and a Virginia corporation (the “corporation”), by John T. Newton, its Chairman and President, hereby certifies as follows:

1. The name of the corporation is Kentucky Utilities Company.

2. The following restatement contains no amendment requiring shareholder approval. By resolution duly adopted by the Board of Directors of the corporation at a meeting thereof duly held on October 26, 1992, the following restatement of the Amended and Restated Articles of Incorporation of the corporation, as theretofore amended, was adopted.

3. The following Amended and Restated Articles of Incorporation of the corporation (a) set forth all of the operative provisions of the Articles of Incorporation of the corporation, as amended through the date of said meeting of the Board of Directors of the corporation, (b) correctly set forth without change the corresponding provisions of the Articles of Incorporation of the corporation, as so amended, and (c) supersede the original Articles of Incorporation of the corporation and all amendments thereto and restatements thereof through the date of said meeting of the Board of Directors of the corporation.

4. The Amended and Restated Articles of Incorporation of the corporation shall read as follows:

Amended and Restated Articles of Incorporation

FIRST:      The name of the corporation is KENTUCKY UTILITIES COMPANY.

SECOND:      The address of the registered office of the corporation in Kentucky and the name of the resident agent of the corporation at that address are on file with the Kentucky Secretary of State. The address of the registered office of the corporation in Virginia is 5511 Staples Mill Road, Richmond, Virginia 23228. The name of the initial registered agent at that address is Edward R. Parker, who is a resident of Virginia and a member of the Virginia State Bar.

THIRD:       The purpose for which the corporation is organized is to engage, directly or through ownership of other corporations, partnerships, joint ventures or other entities, in the transaction of any and all lawful business for which corporations may be incorporated under the Kentucky Business Corporation Act, and except as modified by Article Fourth hereof, the Virginia Stock Corporation Act.

FOURTH:   In limitation of the foregoing Article Third, the corporation shall, in Virginia, conduct the business of an electric utility as a public service company and it shall have power to conduct, in Virginia, other public service business or non-public service business so far as may be related to or incidental to its stated business as a public service company and in any other state such business as may be authorized or permitted by the laws thereof. Nothing in this Article Fourth shall limit the power of the corporation in respect of the securities of other corporations.

FIFTH:        The aggregate number of shares of stock which the corporation shall have authority to issue is Eighty-seven Million Three Hundred Thousand (87,300,000) shares, divided into and consisting of (A) Five Million Three Hundred Thousand (5,300,000) shares of Preferred Stock without par value but with a maximum aggregate stated value of $200,000,000, issuable in one or more series as hereinafter provided, (B) Two Million (2,000,000) shares of Preference Stock without par value issuable in one or more series as hereinafter provided, and (C) Eighty Million (80,000,000) shares of Common Stock without par value. The 5,300,000 shares of authorized Preferred Stock are hereinafter referred to as the “Preferred Stock” and shall include the 200,000 shares of “4 3/4% Preferred Stock” and the 200,000 shares of “7.84% Preferred Stock” of the corporation now outstanding.

A description of the respective classes of shares of the corporation, and a statement of the designations, powers, preferences and rights and the qualifications, limitations and restrictions granted to or imposed upon the shares of each class, are as follows:

I. PROVISIONS RELATING TO THE PREFERRED STOCK

(1) The authorized Preferred Stock may be issued in one or more series as hereinafter provided; and the 200,000 shares of 4 3/4% Preferred Stock now outstanding shall constitute a series of the Preferred Stock and shall be known as the 4 3/4% Preferred Stock (stated value $100 per share)”, the 200,000 shares of 7.84% Preferred Stock now outstanding shall constitute a series of the Preferred Stock and shall be known as the “7.84% Preferred Stock (stated value $100 per share)”. The remainder of the shares of the authorized Preferred Stock, and all shares of the Preferred Stock at any time having the status of authorized and unissued shares of Preferred Stock, may be issued as shares of any series now outstanding or may be issued in one or more other series with such stated values, such rates of dividend (which shall be stated in the designation of the shares of each such series), such redemption price or prices and terms and conditions, and such sinking fund provisions, if any, for the redemption or purchase of shares, determined and fixed by the Board of Directors of the corporation in the manner provided by law, as the Board of Directors shall from time to time authorize. Authority is hereby expressly granted to and vested in the Board of Directors of the corporation, by resolution, to divide any of the authorized and unissued shares of the Preferred Stock into one or more series and to determine and fix the relative rights and preferences of the shares of any such series, the number of shares and the rate of dividend to be borne by the shares of each such series, the price or prices at which, and the terms and conditions on which, shares of each such series may be redeemed, and the sinking fund provisions, if any, for the redemption or purchase of shares of each such series, and to change redeemed or re-acquired shares of any such series into shares of another series, subject, however, to such restrictions and limitations as are, or may be, from time to time provided by law or contained in the Articles of Incorporation of the corporation or amendments thereto. The stated value of the share of each series of Preferred Stock shall be fixed by the Board of Directors of the corporation in the resolution establishing such series. Shares of any series of Preferred Stock may not be issued for a consideration less than the aggregate stated value thereof.

All shares of the Preferred Stock, regardless of designation, shall constitute one class of stock, shall be of equal rank and shall confer equal rights on the holders thereof, except only as to the stated values thereof, the rates of dividends thereon, the redemption prices and terms and conditions thereof, and the sinking fund provisions, if any, for the redemption or purchase thereof and except also, but only in respect of the 4 3/4% Preferred Stock, as otherwise provided in paragraph (11) of this Division I. All shares of the Preferred Stock of the same stated value per share at any time outstanding which bear the same dividend rate shall constitute one series of the Preferred Stock; and all shares of any one series of Preferred Stock shall be alike in all respects.

(2) The holders of the Preferred Stock shall be entitled to receive, in respect of each share held, dividends upon the stated value thereof at the annual rate specified in the designation of such share, and no more, payable quarter-yearly on March 1, June 1, September 1 and December 1 in each year, or on such other dates in each year as may be fixed by the Board of Directors of the corporation, but only when and as declared by the Board of Directors out of the surplus or net profits of the corporation available for the payment of dividends. Dividends on shares of the Preferred Stock shall be cumulative from and including the date of issue thereof, and shall be paid, or declared and set apart for payment, before any dividends shall be declared or paid on or set apart for the Preference Stock or the Common Stock; so that if for any past dividend period or the then current dividend period dividends on the Preferred Stock shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid or declared and funds set apart for the payment thereof before any dividends shall be declared or paid on or set apart for the Preference Stock or the Common Stock. No dividend shall at any time be paid on or set apart for any share of the Preferred Stock unless at the same time there shall be paid on or set apart for all shares of the Preferred Stock then outstanding dividends in such amount that the holders of all shares of the Preferred Stock then outstanding shall receive or have set apart for them a uniform percentage of the full annual dividend to which they are, respectively, entitled. The term “Dividend period,” as used herein, refers to each period of three consecutive calendar months ending on the day next preceding each date on which dividends, if declared, shall be payable. When full cumulative dividends as aforesaid upon the Preferred Stock then outstanding for all past dividend periods and for the then current dividend period shall have been paid or declared and set apart for payment, the Board of Directors may declare dividends on the Preference Stock and the Common Stock of the corporation, subject to any other restrictions contained in the Articles of Incorporation.

In addition to the provisions of the second and fifth sentences of the preceding paragraph of this paragraph (2) with respect to the declaration by the Board of Directors of dividends on the Preference Stock and the Common Stock and the payment of any such dividends, it shall also be a condition precedent to the declaration by the Board of Directors of dividends on the Preference Stock or the Common Stock and the payment of any such dividends that all amounts required to be paid or set aside for any sinking fund for the redemption or purchase of shares of Preferred Stock of any series, with respect to all preceding sinking fund dates or periods, shall have been paid or set aside in accordance with the terms of the shares of such series. No funds shall be paid into or set aside for any sinking fund for the redemption or purchase of shares of Preferred Stock of any series unless all dividends on the Preferred Stock, for all past dividend periods, shall have been fully paid or declared and funds set apart for the payment thereof.

(3) Upon the dissolution, liquidation or winding up of the corporation, the holders of shares of the Preferred Stock shall be entitled, before any amount shall be paid to the holders of shares of the Preference Stock or the Common Stock, to be paid in full out of the net assets of the corporation, (i) the stated value of their shares of Preferred Stock plus an amount equal to the accrued dividends on such shares, if such dissolution, liquidation or winding up shall be involuntary, and (ii) the then current redemption price of their shares of Preferred Stock (accrued dividends thereon to be computed to the date of distribution) if such dissolution, liquidation or winding up shall be voluntary. After such payment in full to the holders of shares of the Preferred Stock, the remaining assets and profits shall be divided among and paid to the holders of shares of the Preference Stock and to the holders of shares of the Common Stock, as hereinafter provided.

(4) The corporation, on the sole authority of its Board of Directors, shall have the right at any time or from time to time to redeem and retire all or any part of the shares of Preferred Stock, or all or any part of the shares of any one or more series of the Preferred Stock, upon and by the payment to the holders of the shares to be redeemed or upon and by depositing as hereinafter provided for the benefit of such holders, the then applicable redemption price of the shares to be redeemed, which (a) in case of the shares of the 4 3/4% Preferred Stock shall be $101 per share plus accrued dividends to the date of redemption, (b) in case of the shares of the 7.84% Preferred Stock shall be $107.38 per share plus accrued dividends to the date of redemption if such date of redemption is on or subsequent to September 1, 1977, and prior to September 1, 1982, $105.42 per share plus accrued dividends to the date of redemption if such date of redemption is on or subsequent to September 1, 1982, and prior to September 1, 1987, and $101.50 per share plus accrued dividends to the date of redemption if such date of redemption is on or subsequent to September 1, 1987. It shall be a condition of any redemption pursuant to this paragraph (4) that the corporation shall, not less than thirty (30) days previous to the date fixed for redemption, give notice of the intention of the corporation to redeem such shares, specifying the shares to be redeemed and the date and place of redemption, which notice shall be deposited in a United States post office or mail box at any place in the United States addressed to each holder of record of the shares to be redeemed at his address as the same appears upon the records of the corporation; but in mailing such notice of redemption unintentional omissions or errors in names or addresses shall not impair the validity of such notice. In every case of the redemption of less than all of the outstanding shares of any series of the Preferred Stock, the shares of such series to be redeemed shall be chosen by proration (so far as may be without resulting in the issuance of fractional shares), by lot or in such other equitable manner as may be prescribed by resolution of the Board of Directors. The corporation may deposit with a bank or trust company, which shall be named in the notice of redemption, shall be located in New York, New York, or in Chicago, Illinois or in Louisville, Kentucky, and shall then have capital, surplus and undivided profits of at least $1,000,000, the aggregate redemption price of the shares to be redeemed, in trust for the payment on or before the redemption date to or upon the order of the holders of such shares, upon surrender of the certificates for such shares. Such deposit in trust may, at the option of the corporation, be upon terms whereby in case the holder of any of the shares called for redemption shall not, within ten (10) years after the date fixed for the redemption of such shares, claim the amount on deposit with any such bank or trust company for the payment of the redemption price of said shares, such bank or trust company shall on demand pay to or upon the written order of the corporation or its successors the amount so deposited, and thereupon such bank or trust company shall be released from any and all further liability with respect to the payment of such redemption price and the holder of said shares shall be entitled to look only to the corporation or its successor for the payment thereof. Upon the giving of notice of redemption and upon the deposit of the redemption price, as aforesaid, or if no such deposit is made, upon the redemption date (unless the corporation defaults in making payment of the redemption price as set forth in such notice), such holders shall cease to be stockholders of the corporation with respect to said shares, and from and after the making of said deposit and the giving of said notice, or, if no such deposit is made, after the redemption date (the corporation not having defaulted in making payment of the redemption price as set forth in said notice), said shares shall no longer be transferable on the books of the corporation, and said holders shall have no interest in or claim against the corporation with respect to said shares, but shall be entitled only to receive said moneys on the date fixed for redemption, as aforesaid, from such bank or trust company, or from the corporation, without interest thereon, upon surrender of the certificates therefor as aforesaid.

The term “accrued dividends,” as used herein, shall be deemed to mean, in respect of any share of the Preferred Stock as of any given date, the amount of dividends payable on such shares, computed, at the annual dividend rate fixed for such share, from the date on which dividends thereon became cumulative to and including such given date, less the aggregate amount of all dividends which have been paid or which have been declared and set apart for payment on such share. Accumulations of dividends shall not bear interest.

Nothing herein contained shall limit any legal right of the corporation to purchase any shares of the Preferred Stock.

(5) So long as any shares of the Preferred Stock of any series are outstanding, the corporation [except as otherwise provided in the last sentence of this paragraph (5)] shall not, without the affirmative vote of the record holders of shares of the Preferred Stock of all series at the time outstanding having in the aggregate a number of votes, calculated as provided in paragraph (2) of Division IV, at least equal to two-thirds of the total number of votes, as so calculated, possessed by all such holders:

(a) Amend the provisions of the Articles of Incorporation so as to create or authorize any stock ranking prior in any respect to the Preferred Stock or any security convertible into shares of such stock; or issue any such stock or convertible security; or

(b) Change, by amendment to the Articles of Incorporation, or otherwise, the terms and provisions of the Preferred Stock so as to affect adversely the rights and preferences of the holders thereof; provided, however, that if any such change will affect adversely the holders of one or more, but less than all, of the series of Preferred Stock at the time outstanding, there shall be required the vote only of the holders of shares of the series so adversely affected at the time outstanding having in the aggregate a number of votes, calculated as provided in paragraph (2) of Division IV, at least equal to two-thirds of the total number of votes, as so calculated, possessed by all such holders of such series; or

(c) Issue any shares of Preferred Stock, or shares of any stock ranking on a parity with the Preferred Stock, or any securities convertible into shares of such stock, other than in exchange for, or for the purpose of effecting the redemption or other retirement of, shares of Preferred Stock, or of any stock ranking prior thereto or on a parity therewith, or both, at the time outstanding having an aggregate amount of par or stated value of not less than the aggregate amount of par or stated value of the shares to be issued, unless

(i) the net income of the corporation (determined in accordance with generally accepted accounting principles) plus all amounts representing interest charges and all amounts for or in respect of taxes based on or measured by income shall, for a period of twelve consecutive calendar months within the fifteen calendar months next preceding the issue of such shares, have been at least one and one-half (1 1/2) times the sum of (x) the interest for one year, adjusted by provision for amortization of debt discount and expense or of premium, as the case may be, on all funded indebtedness and notes payable of the corporation maturing more than twelve months after the date of issue of such shares or convertible securities which shall be outstanding at the date of the issue of said shares or convertible securities, and (y) an amount equal to the dividend requirement for one year on all shares of the Preferred Stock of all series and on all other shares of stock, if any, ranking prior to or on a parity with the Preferred Stock, which shall be outstanding after the issue of the shares or convertible securities proposed to be issued; and

(ii) the capital represented by the Common Stock plus the surplus accounts of the corporation shall be not less than the aggregate amount payable on the involuntary dissolution, liquidation or winding up of the corporation, in respect of all shares of the Preferred Stock of all series and all shares of stock, if any, ranking prior thereto, or on a parity therewith, which shall be outstanding after the issue of the shares or convertible securities proposed to be issued.

No consent of the holders of the Preferred Stock shall be required in respect of any transaction enumerated in this paragraph (5) if, at or prior to the time when such transaction is to take effect, provision is made for the redemption or other retirement of all shares of the Preferred Stock at the time outstanding, the affirmative vote of which would otherwise be required hereunder.

(6) So long as any shares of the Preferred Stock of any series are outstanding, the corporation [except as otherwise provided in the last sentence of this paragraph (6)] shall not, without the affirmative vote of the record holders of shares of the Preferred Stock of all series at the time outstanding having in the aggregate a number of votes, calculated as provided in paragraph (2) of Division IV, at least equal to a majority of the total number of votes, as so calculated, possessed by all such holders:

(a) Issue or assume any unsecured indebtedness (as hereinafter defined) for any purpose, other than the refunding of secured or unsecured indebtedness theretofore created or assumed by the corporation and then outstanding or the retiring, by redemption or otherwise, of shares of the Preferred Stock or shares of any stock ranking prior thereto or on a parity therewith, if immediately after such issue or assumption the total principal amount of all unsecured indebtedness issued or assumed by the corporation and then outstanding would exceed twenty-five per centum (25%) of the aggregate of (i) the total principal amount of all bonds or other securities representing secured indebtedness issued or assumed by the corporation and then outstanding and (ii) the total of the capital and surplus of the corporation, as then recorded on its books; or

(b) Merge or consolidate with any other corporation or corporations, or sell or lease all or substantially all of the assets of the corporation, unless such merger, consolidation or sale or lease or the issue or assumption of all securities to be issued or assumed in connection therewith shall have been ordered, approved or permitted by all regulatory bodies, federal and state, then having jurisdiction in the premises.

“Unsecured indebtedness” as the term is used in this paragraph (6) shall mean all unsecured notes, debentures or other securities representing unsecured indebtedness (whether having a single maturity,

serial maturities or sinking fund or other similar periodic principal or debt retirement payment provisions) which have a final maturity date, determined as of the date of issuance or assumption thereof by the corporation, of less than three years. No consent of the holders of the Preferred Stock shall be required in respect to any transaction enumerated in this paragraph (6) if, at or prior to the time when such transaction is to take effect, provision is made for the redemption or other retirement of all shares of the Preferred Stock at the time outstanding, the affirmative vote of which would otherwise be required hereunder.

(7) No provision contained in the foregoing paragraphs (5) and (6) is intended or shall be construed to relieve the corporation from compliance with any applicable statutory provision requiring the vote or consent of a greater number of the holders of the outstanding shares of the Preferred Stock.

(8) So long as any shares of the Preferred Stock are outstanding, the corporation shall not pay any dividends on its Common Stock (other than dividends payable in Common Stock) or make any distribution on or purchase or otherwise acquire for value any of its Common Stock (each such payment, distribution, purchase and/or acquisition being herein referred to as a “Common Stock dividend”), except to the extent permitted by the following provisions of this paragraph (8):

(a) No Common Stock dividend shall be declared or paid in an amount which, together with all other Common Stock dividends declared in the year ending on (and including) the date of the declaration of such Common Stock dividend, would in the aggregate exceed fifty per centum (50%) of the net income of the corporation available for dividends on its Common Stock for the twelve consecutive calendar months ending on the last day of the calendar month next preceding the declaration of such Common Stock dividend, if at the end of such calendar month the ratio (herein referred to as the “Capitalization ratio”) of the Common Stock equity (as hereinafter defined) of the corporation, to the total capital (as hereinafter defined) of the corporation shall be less than twenty per centum (20%).

(b) If such capitalization ratio, determined as aforesaid, shall be twenty per centum (20%) or more, but less than twenty-five per centum (25%), no Common Stock dividend shall be declared or paid in an amount which, together with all other Common Stock dividends declared in the year ending on (and including) the date of the declaration such Common Stock dividend, would exceed seventy-five per centum (75%) of the net income of the corporation available for dividends on its Common Stock for the twelve consecutive calendar months ending on the last day of the calendar month next preceding the declaration of such Common Stock dividend.

(c) If such capitalization ratio, determined as aforesaid, shall be twenty-five per centum (25%) or more, no Common Stock dividend shall be declared or paid which would reduce such capitalization ratio to less than twenty-five per centum (25%), except to the extent permitted by the next preceding paragraphs (a) and (b) hereof.

“Common Stock equity,” as that term is used in this paragraph, shall consist of the sum of (1) the capital represented by the issued and outstanding shares of Common Stock (including premiums on Common Stock) and (2) the surplus accounts of the corporation, less (i) any known, or estimated if not known, excess of the value, as recorded on the corporation’s books, over the original cost, of used and useful utility plant and other property, unless (a) such excess is being amortized or provided for by reserves, or (b) such excess has been held, by final order of a court having jurisdiction or of the regulatory bodies having jurisdiction, to constitute an asset which need not be amortized or provided for by reserves, and (ii) any excess of the aggregate amount payable on the involuntary dissolution, liquidation, or winding up of the corporation, in respect of its outstanding shares of preference stocks of all classes over the aggregate par value of, or if without par value over the capital represented by, such preference stocks unless such excess is being amortized or provided for by reserves, and (iii) any items such as debt discount, premium and expense, capital stock discount and expense and similar items, classified as assets on the balance sheet of the corporation, unless such items are being amortized or provided for by reserves. The “total capital of the corporation” shall consist of the sum of (i) the principal amount of all outstanding indebtedness of the corporation maturing one year or more after the date of the issue thereof and (ii) the par value of, or if without par value the capital represented by, all outstanding shares of capital stock (including premiums on capital stock) of all classes of the corporation, and (iii) the surplus accounts of the corporation. The term “net income of the corporation available for dividends on its Common Stock” for any period shall be determined by deducting from the sum of the operating revenues and income from investments and other miscellaneous income for such period, all operating expenses for such period, including maintenance and provision for depreciation as recorded on the books of the corporation (but not less than an amount equal to fifteen per centum (15%) of the gross operating revenues of the corporation less the cost of electric energy, gas and ice purchased for resale, during such period), income and excess profits and other taxes, all proper accruals, interest charges, amortization charges, other proper income deductions and all dividends paid or accrued on all outstanding shares of stock of the corporation having a preference as to dividends over the Common Stock for such period, all as shall be determined in accordance with such system of accounts as may be prescribed by regulatory authorities having jurisdiction in the premises or, in the absence thereof, in accordance with sound accounting practices. All indebtedness and capital stock of the corporation owned by the corporation shall be excluded in determining total capital. Purchases or other acquisition of Common Stock shall be deemed, for the purposes of this paragraph (8), to constitute a Common Stock dividend declared as of the date on which such purchases or acquisitions are consummated.

(9) No shares of preference stocks or evidence of indebtedness shall be deemed to be “outstanding”, as that term is used in the preceding paragraphs (5), (6) and (8) of this Division I, if, prior to or concurrently with the event in reference to which a determination as to the amount thereof outstanding is to be made, the requisite funds for the redemption thereof shall be deposited in trust for that purpose and the requisite notice for the redemption thereof shall be given or the depositary of such funds shall be irrevocably authorized and directed to give or complete such notice of redemption.

(10) No holder of the Preferred Stock, as such, shall have any preemptive right to subscribe to stock or other securities of the corporation, of any class, whether now or hereafter authorized.

(11) Notwithstanding anything to the contrary contained in paragraph (2), each holder of shares of the 4 3/4% Preferred Stock shall be entitled to reimbursement by the corporation for the amount of any personal property tax, not exceeding in the aggregate four mills per annum on each dollar of taxable value of each share of such stock owned by such holder, which may be legally assessed by the Commonwealth of Pennsylvania or any taxing authority therein upon each share of such stock held of record at the time of assessment of such tax thereon, or upon such holder by reason of his ownership thereof, and actually paid by such holder; provided that application for such reimbursement shall be made by such holder to the corporation at its office or agency in the City of Lexington, Kentucky, not later than 120 days after such tax shall have been paid, and that such application shall set forth the record ownership, at the time of such assessment of such shares of stock with respect to which such tax has been paid, the amount (exclusive of penalty and interest) of such tax actually paid by such holder, the due date thereof, and the tax year for which paid, together with the number or numbers of the certificate or certificates representing such stock, the residence of the applicant at the time such tax was assessed, and that such tax was assessed and was paid by him because of his ownership of such stock, and such further facts with respect to the legal liability of such holder to pay such tax as the corporation may reasonably require. The corporation shall in no event be liable to reimburse such holder for any interest or penalty assessed or accrued upon or paid by him in addition to the amount of such tax as originally assessed. No deduction from any dividend or other distribution declared or paid upon any such shares of such stock shall be made on account of such reimbursement made by the corporation with respect to any such tax.

II. PROVISIONS RELATING TO THE PREFERENCE STOCK

(1) The shares of the authorized Preference Stock, and all shares of the Preference Stock at any time having the status of authorized and unissued shares of Preference Stock, may be issued in one or more series with (a) such stated values, (b) such rates of dividend (which shall be stated in the designation of the shares of each such series), (c) such redemption price or prices and terms and conditions, (d) such sinking fund provisions, if any, for the redemption or purchase of shares, (e) such amounts payable upon the voluntary or involuntary dissolution, liquidation or winding up of the corporation and (f) such terms and conditions, if any, regarding the conversion of shares into shares of Common Stock, determined and fixed by the Board of Directors of the corporation in the manner provided by law, as the Board of Directors shall from time to time authorize. Authority is hereby expressly granted to and vested in the Board of Directors of the corporation, by resolution, to divide any authorized and unissued shares of the Preference Stock into one or more series and to determine and fix by resolution the relative rights and preferences of the shares of any such series, the number of shares of each such series and the provisions with respect to the shares of such series referred to in items (a) through (f) above and to change redeemed or re-acquired shares of any such series into shares of another series, subject, however, to such restrictions and limitations as are, or may be, from time to time provided by law or contained in the Articles of Incorporation of the corporation or amendments thereto. The stated value of the shares of each series of Preference Stock shall be fixed by the Board of Directors of the corporation in the resolution establishing each series. Shares of any series of Preference Stock may not be issued for a consideration less than the aggregate stated value thereof.

All shares of the Preference Stock, regardless of designation, shall constitute one class of stock, shall be of equal rank and shall confer equal rights on the holders thereof, except only as to those provisions which the Articles of Incorporation authorize the Board of Directors of the corporation to fix by resolution. All shares of any one series of Preference Stock shall be alike in all respects.

(2) Subject to the preferential rights of the holders of the Preferred Stock with respect to the declaration and payment of dividends as set forth in paragraph (2) of Division I, subject to the provisions of the second grammatical paragraph of paragraph (2) of Division I and subject to the provisions of paragraph (8) of Division I, holders of the Preference Stock shall be entitled to receive, in respect of each share held, dividends upon the stated value thereof at the annual rate specified in the designation of such share, and no more, payable quarter-yearly on March 1, June 1, September 1 and December 1 in each year, or on such other dates in each year as may be fixed by the Board of Directors of the corporation, but only when and as declared by the Board of Directors out of the surplus or net profits of the corporation available for the payment of dividends. Dividends on shares of the Preference Stock shall be cumulative from and including the date of issue thereof, and shall be paid, or declared and set apart for payment, before any dividends shall be declared or paid on or set apart for the Common Stock; so that if for any past dividend period or the then current dividend period dividends on the Preference Stock shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid or declared and funds set apart for the payment thereof before any dividends shall be declared or paid on or set apart for the Common Stock. No dividend shall at any time be paid on or set apart for any share of the Preference Stock unless at the same time there shall be paid on or set apart for all shares of the Preference Stock then outstanding dividends in such amount that the holders of all shares of Preference Stock then outstanding shall receive or have set apart for them a uniform percentage of the full annual dividend to which they are, respectively, entitled. The term “Dividend period”, as used herein, refers to each period of three consecutive calendar months ending on the day next preceding each date on which dividends, if declared, shall be payable. When full cumulative dividends as aforesaid upon the Preference Stock then outstanding for all past dividend periods and for the then current dividend period shall have been paid or declared and set apart for payment, the Board of Directors may declare dividends on the Common Stock of the corporation, subject to any other restrictions contained in the Articles of Incorporation.

In addition to the provisions of the second and fifth sentences of the preceding paragraph of this paragraph (2) with respect to the declaration by the Board of Directors of dividends on the Common Stock and the payment of any such dividends, it shall also be a condition precedent to the declaration by the Board of Directors of dividends on the Common Stock and the payment of any such dividends that all amounts required to be paid or set aside for any sinking fund for the redemption or purchase of shares of Preference Stock of any series, with respect to all preceding sinking fund dates or periods, shall have been paid or set aside in accordance with the terms of the shares of such series. No funds shall be paid into or set aside for any sinking fund for the redemption or purchase of shares of Preference Stock of any series unless all dividends on the Preference Stock, for all past dividend periods, shall have been fully paid or declared and funds set apart for the payment thereof.

(3) Subject to the preferential rights of the holders of the Preferred Stock with respect to the payment of amounts upon the dissolution, liquidation or winding up of the corporation as set forth in paragraph (3) of Division I, upon the dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary, the holders of shares of the Preference Stock of each series shall be entitled, before any amount shall be paid to the holders of shares of the Common Stock, to be paid in full out of the net assets of the corporation such amount or amounts per share as shall have been fixed for such series by the Board of Directors of the corporation as the voluntary or involuntary liquidation price, as the case may be, in the resolution establishing such series. After such payment in full to the holders of shares of the Preference Stock, the remaining assets and profits shall be divided among and paid to the holders of shares of the Common Stock.

(4) So long as any shares of the Preference Stock of any series are outstanding, the corporation [except as otherwise provided in the last sentence of this paragraph (4)] shall not, without the affirmative vote of the record holders of shares of the Preference Stock of all series at the time outstanding having in the aggregate a number of votes, calculated as provided in paragraph (2) of Division IV, at least equal to two-thirds of the total number of votes, as so calculated, possessed by all such holders:

(a) Amend the provisions of the Articles of Incorporation so as to create or authorize any stock of any class, other than the Preferred Stock, ranking prior in any respect to the Preference Stock or any security convertible into shares of stock of such class, other than the Preferred Stock; or

(b) Change, by amendment to the Articles of Incorporation, or otherwise, the terms and provisions of the Preference Stock so as to affect adversely the rights and preferences of the holders thereof; provided, however, that if any such change will affect adversely the holders of one or more, but less than all, of the series of Preference Stock at the time outstanding, there shall be required the vote only of the holders of shares of the series so adversely affected at the time outstanding having in the aggregate a number of votes, calculated as provided in paragraph (2) of Division IV, at least equal to two-thirds of the total number of votes, as so calculated, possessed by all such holders of such series.

No consent of the holders of the Preference Stock shall be required in respect of any transaction enumerated in this paragraph (4) if, at or prior to the time when such transaction is to take effect, provision is made for the redemption or other retirement of all shares of the Preference Stock at the time outstanding, the affirmative vote of which would otherwise be required hereunder.

(5) So long as any shares of the Preference Stock of any series are outstanding, the corporation [except as otherwise provided in the last sentence of this paragraph (5)] shall not, without the affirmative vote of the record holders of shares of the Preference Stock of all series at the time outstanding having in the aggregate a number of votes, calculated as provided in paragraph (2) of Division IV, at least equal to a majority of the total number of votes, as so calculated, possessed by all such holders, merge or consolidate with any other corporation or corporations, or sell or lease all or substantially all of the assets of the corporation; provided, however, that the foregoing restriction shall not apply to (i) a merger or consolidation of the corporation with or into, or the sale or lease of all or substantially all of the assets of the corporation to, any corporation 50% or more of the voting securities of which is owned by the corporation, directly or indirectly, or (ii) any merger, consolidation, sale or lease required by order or regulation of any regulatory body, federal or state, then having jurisdiction in the premises or which shall have been approved or permitted by all such regulatory bodies. No consent or vote of the holders of the Preference Stock shall be required in respect of any transaction enumerated in this paragraph (5) if, at or prior to the time when such transaction is to take effect, provision is made for the redemption or other retirement of all shares of the Preference Stock at the time outstanding, the affirmative vote of which would otherwise be required hereunder.

(6) No provision contained in the foregoing paragraphs (4) and (5) is intended or shall be construed to relieve the corporation from compliance with any applicable statutory provision requiring the vote or consent of a greater number of the holders of the outstanding shares of the Preference Stock.

(7) No shares of Preference Stock shall be deemed to be “outstanding”, as that term is used in the preceding paragraphs (4) and (5) of this Division II, if, prior to or concurrently with the event in reference to which a determination as to the amount thereof outstanding is to be made, the requisite funds for the redemption thereof shall have been deposited in trust for that purpose and the requisite notice for the redemption thereof shall have been given or the depositary of such funds shall have been irrevocably authorized and directed to give or complete such notice of redemption.

(8) No holder of the Preference Stock, as such, shall have any preemptive right to subscribe to stock or other securities of the corporation, of any class, whether now or hereafter authorized.

III. PROVISIONS RELATING TO THE COMMON STOCK

No holder of the Common Stock, as such, shall have any preemptive right to subscribe to stock or other securities of the corporation, of any class, whether now or hereafter authorized.

IV. VOTING RIGHTS

The voting rights in respect of the shares of capital stock of the corporation shall be as follows:

(1) Shares of Common Stock of the corporation shall have full voting rights. Each shareholder of record of Common Stock entitled to vote on any matter shall be entitled to one vote on such matter for every share standing in his name on the books of the corporation, except that, in all elections for directors of the corporation, each holder of shares of Common Stock shall have the right to cast as many votes in the aggregate as he shall be entitled to vote thereon, multiplied by the number of directors to be elected at such election, and each such shareholder may cast the whole number of votes for one candidate or distribute those votes among two or more candidates.

(2) No holder of shares of the Preferred Stock, as such, shall be entitled to vote for the election of directors or in respect of any matter, except as provided in paragraph (5) or (6) of Division I or in paragraph (3) or (8) of this Division IV, or as may be required by law. No holder of shares of the Preference Stock, as such, shall be entitled to vote for the election of directors or in respect of any matter, except as provided in paragraph (4) or (5) of Division II or in paragraph (4) or (8) of this Division IV, or as may be required by law. In such excepted cases, each record holder of Preferred Stock shall have, for each share of Preferred Stock held by him, and each record holder of Preference Stock shall have, for each share of Preference Stock held by him, that number of votes (including any fractional vote) determined by dividing the stated value of such share by 100, except that, when holders of Preferred Stock are entitled to elect directors as provided in this Division IV, and when holders of Preference Stock are entitled to elect directors as provided in this Division IV, each holder of Preferred Stock and each holder of Preference Stock, as the case may be, shall have the right to cast the number of votes attributable to him as so computed multiplied by the number of directors to be so elected in such election by the Preferred Stock or the Preference Stock, as the case may be, and each such holder may cast the whole number of votes for one candidate or distribute those votes among two or more candidates.

(3) If and when dividends payable on the Preferred Stock shall be in default in an amount equivalent to four full quarter-yearly dividends on all shares of Preferred Stock then outstanding and until all dividends then in default on the Preferred Stock shall have been paid, the record holders of the shares of Preferred Stock, voting separately as one class, shall be entitled, at each meeting of the shareholders at which directors are elected, to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors, and the record holders of the shares of Common Stock, voting separately as a class, shall be entitled at any such meeting to elect the remaining directors of the corporation, subject to the special right of the holders of shares of Preference Stock to elect directors as provided in paragraph (4) of this Division IV, if then applicable. For the purpose of exercising the right of cumulative voting, the election by the record holders of shares of Preferred Stock of the number of directors which they are entitled to elect shall be considered one election, and the election by the record holders of shares of Common Stock of the number of directors which they are entitled to elect shall be considered another election. The term of office of each director of the corporation elected pursuant to the provisions of this paragraph (3) shall terminate upon the election of his successor. At each election of directors by a class vote pursuant to the provisions of this paragraph, the class first electing the directors which it is entitled to elect shall name the directors who are to be succeeded by the directors then elected by such class, whereupon the term of office of the directors so named shall terminate. The term of office of the directors not so named shall terminate upon the election by the other class of the directors which it is entitled to elect.

(4) If and when dividends payable on the Preference Stock shall be in default in an amount equivalent to four full quarter-yearly dividends on all shares of Preference Stock then outstanding and until all dividends then in default on the Preference Stock shall have been paid, the record holders of the shares of Preference Stock, voting separately as one class, shall be entitled, at each meeting of the shareholders at which directors are elected, to elect two directors, and the record holders of the shares of Common Stock, voting separately as a class, shall be entitled at any such meeting to elect the remaining directors of the corporation, subject to the special right of the holders of shares of Preferred Stock to elect directors as provided in paragraph (3) of this Division TV, if then applicable. For the purpose of exercising the right of cumulative voting, the election by the record holders of shares of Preference Stock of the number of directors which they are entitled to elect shall be considered one election, and the election by the record holders of shares of Common Stock of the number of directors which they are entitled to elect shall be considered a separate election. The term of office of each director of the corporation elected pursuant to the provisions of this paragraph (4) shall terminate upon the election of his successor. At each election of directors by a class vote of the Preference Stock or the Common Stock pursuant to the provisions of this paragraph, the class first electing the directors which it is entitled to elect shall name the directors who are to be succeeded by the directors then elected by such class, whereupon the term of office of the directors so named shall terminate. The term of office of the directors not so named shall terminate upon the election by the other class of the directors which it is entitled to elect.

(5) If and when all dividends in default on the Preferred Stock then outstanding shall be paid, the holders of the shares of the Preferred Stock shall thereupon be divested of the special right with respect to the election of directors provided in paragraph (3) of this Division IV, and the voting power of holders of shares of the Preferred Stock and the Common Stock shall revert to the status existing before the occurrence of such default, but always subject to the same provisions for vesting such special right in the Preferred Stock in case of further like default or defaults in dividends thereon and, in the case of the Common Stock, subject to the special right of the holders of shares of Preference Stock to elect directors as provided in paragraph (4) of this Division IV, if then applicable.

(6) If and when all dividends in default on the Preference Stock then outstanding shall be paid, the holders of the shares of the Preference Stock shall thereupon be divested of the special right with respect to the election of directors provided in paragraph (4) of this Division IV, and the voting power of holders of shares of the Preference Stock and the Common Stock shall revert to the status existing before the occurrence of such default, but always subject to the same provisions for vesting such special right in the Preference Stock in case of further like default or defaults in dividends thereon.

(7) Dividends shall be deemed to have been paid, as that term is used in paragraphs (3) and (4) of this Division IV, whenever such dividends shall have been declared and paid, or declared and provision made for the payment thereof, or whenever there shall be surplus and net profits of the corporation legally available for the payment thereof which shall have accrued since the date of the default giving rise to such special voting rights.

(8) In case of any vacancy in the Board of Directors occurring among the directors elected by the holders of the shares of the Preferred Stock, as a class, pursuant to paragraph (3) of this Division IV, the holders of the shares of the Preferred Stock then outstanding and entitled to vote may elect a successor to hold office for the unexpired term of the director whose place shall be vacant. In case of any vacancy in the Board of Directors occurring among the directors elected by the holders of the shares of the Preference Stock, as a class, pursuant to paragraph (4) of this Division IV, the holders of the shares of the Preference Stock then outstanding and entitled to vote may elect a successor to hold office for the unexpired term of the director whose place shall be vacant. In case of any vacancy in the Board of Directors occurring among the directors elected by the holders of the shares of the Common Stock, as a class, pursuant to paragraph (3) or (4) of this Division IV, the holders of the shares of the Common Stock then outstanding and entitled to vote may elect a successor to hold office for the unexpired term of the director whose place shall be vacant. In all other cases, any vacancy occurring among the directors shall be filled by the vote of a majority of the remaining directors.

(9) Whenever the holders of the shares of the Preferred Stock, as a class, become entitled to elect directors of the corporation pursuant to paragraph (3) or (8) of this Division IV, or whenever the holders of the shares of the Preference Stock, as a class, become entitled to elect directors of the corporation pursuant to paragraph (4) or (8) of this Division IV, or whenever the holders of the shares of the Common Stock, as a class, become entitled to elect directors of the corporation pursuant to paragraph (3), (4) or (8) of this Division IV, a special meeting of the holders of the shares of the Preferred Stock, of the holders of the shares of the Preference Stock or of the holders of the shares of the Common Stock, as the case may be, for the election of such directors, shall be held at any time thereafter upon call by the holders of not less than 1,000 shares of the Common Stock, shares of the Preferred Stock with an aggregate stated value of not less than $100,000 or shares of the Preference Stock with an aggregate stated value of not less than $100,000 as the case may be, or upon call by the Secretary of the corporation at the request in writing of any stockholder addressed to him at the principal office of the corporation. If no such special meeting be called or be requested to be called, the respective elections of the directors to be elected by the holders of the shares of the Preferred Stock, the Preference Stock, and the Common Stock, each voting as a class, shall take place at the next annual meeting of the stockholders of the corporation next succeeding the accrual of such special voting right. At all meetings of stockholders at which directors are elected during such time as the holders of shares of the Preferred Stock or the holders of shares of the Preference Stock shall have the special right, each voting separately as one class, to elect directors pursuant to this Division IV, the presence in person or by proxy of the holders of a majority of the outstanding shares of the Common Stock shall be required to constitute a quorum of such class for the election of directors, the presence in person or by proxy of the holders of that number of the outstanding shares of all series of the Preference Stock having a majority of the votes entitled to be cast by the Preference Stock at the meeting shall be required to constitute a quorum of such class for the election of directors, and the presence in person or by proxy of the holders of that number of the outstanding shares of all series of the Preferred Stock having a majority of the votes entitled to be cast by the Preferred Stock at the meeting shall be required to constitute a quorum of such class for the election of directors; provided, however, that the absence of a quorum of the holders of stock of any such class shall not prevent the election at any such meeting or adjournment thereof of directors by any other such class if the necessary quorum of the holders of stock of such class is present in person or by proxy at such meeting; and provided further that in the absence of a quorum of the holders of stock of any such class, the holders of the stock of such class who are present in person or by proxy shall have power upon the majority vote of those votes represented at the meeting to adjourn the election of the directors to be elected by such class from day to day without notice other than announcement at the meeting until the requisite number of votes of such class shall be represented by stockholders present in person or by proxy.

(10) Notwithstanding the provisions of Article Seventh and Article Eighth of the Articles of Incorporation of the corporation and any provisions of the By-laws of the corporation, during any period in which both holders of shares of Preferred Stock and holders of shares of Preference Stock, each voting separately as a class, shall have the special right to elect directors as provided in this Division IV, the number of directors constituting the full Board of Directors shall not be less than seven.

(11) In consideration of the issue by the corporation, and the purchase by the holders thereof, of shares of the capital stock of the corporation, each and every present and future holder of shares of the capital stock of the corporation shall be conclusively deemed, by acquiring or holding such shares, to have expressly consented to all and singular the terms and provisions of this Division IV and to have agreed that the voting rights of such holders and the restrictions and qualifications thereof shall be as set forth in the Articles of Incorporation of the corporation.

(12) No shares of Preferred Stock or Preference Stock shall be deemed to be “outstanding”, as that term is used in this Division IV, if, prior to or concurrently with the event in reference to which a determination as to the amount thereof outstanding is to be made, the requisite funds for the redemption thereof shall be deposited in trust for that purpose and the requisite notice for the redemption thereof shall be given or the depositary of such funds shall be irrevocably authorized and directed to give or complete such notice of redemption.

V. VOTE REQUIRED FOR CERTAIN ACTIONS

Except as otherwise provided in paragraphs (5) and (6) of Division I, in paragraphs (4) and (5) of Division II and paragraphs (3), (4) and (8) of Division IV, to the extent applicable law permits the Articles of Incorporation expressly to provide for a lesser vote than that otherwise provided by law to take any action for which a vote of shareholders is required, including, without limitation, approval of an amendment to the Articles of Incorporation of the corporation, a plan of merger or share exchange, a sale of all or substantially all of the assets of the corporation other than in the regular course of business or the dissolution of the corporation, such action or approval shall be, with respect to each voting group entitled to vote on the proposal, by a majority of all votes entitled to be cast. Shareholder approval shall not be required in connection with the creation or issuance of rights, options or warrants to purchase shares of the corporation to be issued to directors, officers or employees of the corporation or any subsidiary thereof, and not to shareholders generally, to the extent applicable law permits the Articles of Incorporation expressly to so provide.

SIXTH: The corporation shall begin business as soon as authorized, as provided by statute, and shall have perpetual duration.

SEVENTH: The affairs of the corporation shall be conducted by a Board of nine directors, or such other number of directors, not less than three, as shall from time to time be prescribed by the By-laws, who, except as otherwise provided in this Article Seventh, shall be elected at each annual meeting of the corporation on a day to be fixed in the By-laws, for a term expiring at the next succeeding annual meeting of the corporation. During such time as there are nine or more directors, and subject to the special rights of the holders of shares of the Preferred Stock and the holders of the shares of the Preference Stock to elect directors as provided in paragraphs (3), (4) and (8) of Division IV of Article Fifth and as specified in this Article Seventh, the directors shall be divided into three groups, as nearly equal in number as possible, and the term of office of the first group will expire at the 1991 annual meeting of the corporation, the term of office of the second group will expire at the 1992 annual meeting of the corporation and the term of office of the third group will expire at the 1993 annual meeting of the corporation, and at each annual meeting commencing with the 1991 annual meeting, directors elected to succeed those whose terms expire shall be elected for a term of office expiring at the third succeeding annual meeting of the corporation after their election or, in the event of a director elected to succeed a director elected to fill a vacancy, for a term expiring at the annual meeting at which the term of the director whose termination of office first created such vacancy would have expired. Notwithstanding the preceding sentence, the term of office of all directors shall expire at the special or annual meeting of the corporation at which the holders of the shares of the Preferred Stock are entitled to elect directors as provided in paragraph (3) of Division IV of Article Fifth or the holders of the shares of the Preference Stock are entitled to elect directors as provided in paragraph (4) of Division IV of Article Fifth; and so long as the holders of the shares of either the Preferred Stock or the Preference Stock shall be entitled to such special voting rights in the election of directors, the directors shall be elected and the term of each director shall expire as provided in said Division IV of Article Fifth. At such time as the holders of the shares of the Preferred Stock and the holders of the shares of the Preference Stock no longer have the special right to elect directors as provided in paragraph (5) or (6) of Division IV of Article Fifth, the Board shall again be divided into three groups as provided in this Article Seventh, the term of office of the first group to expire at the first annual meeting after the meeting at which directors are again elected by the holders of shares of the Common Stock, the term of office of the second group to expire at the second annual meeting after such meeting and the term of office of the third group to expire at the third annual meeting after such meeting (provided that no director shall be elected at such meeting for a term longer than three years), and directors elected to succeed those whose terms expire shall again be elected for a term of office expiring at the third succeeding annual meeting of the corporation after their election or, in the event of a director elected to succeed a director elected to fill a vacancy, for a term expiring at the annual meeting at which the term of the director whose termination of office first created such vacancy would have expired; subject to the same provisions for vesting in the holders of the shares of the Preferred Stock and the holders of the shares of the Preference Stock of such special rights in the election of directors as provided in Division IV of Article Fifth. The directors, as soon as practicable after each annual meeting, shall elect a President, one or more Vice-Presidents, a Secretary, a Treasurer, a Controller, and such other officers as may, from time to time, be provided for by the Board.

EIGHTH: The authority to make and to change, the By-laws is hereby vested in the Board of Directors, subject to the power of the stockholders to change or repeal the By-laws.

NINTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

TENTH: 1. No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for any breach of his or her duties as a director, except for liability (a) for any transaction in which the director’s personal financial interest is in conflict with the financial interests of the corporation or its shareholders; (b) for acts or omissions not in good faith or which involve intentional or willful misconduct or are known to the director to be a violation of law; (c) for any vote for or assent to an unlawful distribution to shareholders as prohibited under Kentucky Revised Statutes 27 IB.8-330 and Virginia Stock Corporation Act § 13.1-692; or (d) for any transaction from which the director derived an improper personal benefit.

2. If either the Kentucky Business Corporation Act or the Virginia Stock Corporation Act is amended after approval by the shareholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, and these Articles could be amended to effect such change, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Kentucky Business Corporation Act and the Virginia Stock Corporation Act, as so amended, and without the necessity for further shareholder action in respect thereof.

3. Any repeal or modification of this Article by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such repeal or modification.

ELEVENTH: 1. The corporation shall indemnify a director, officer, employee, or agent who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director, officer, employee, or agent of the corporation against reasonable expenses incurred by him in connection with the proceeding.

2. Except as provided in paragraph 3 of this Article, the corporation shall indemnify an individual made a party to a proceeding because he is or was a director, officer, employee, or agent of the corporation against liability incurred in the proceeding if: (a) he conducted himself in good faith; and (b) he reasonably believed: (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interest; and (ii) in all other cases, that his conduct was at least not opposed to its best interest; and (iii) in the case of any criminal proceeding, he bad no reasonable cause to believe his conduct was unlawful.

3. The corporation shall not indemnify a director under paragraph 2 of this Article (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

4. Indemnification under this Article in connection with a proceeding by or in the right of the corporation shall be limited to reasonable expenses incurred in connection with the proceeding.

5. If, after approval by the shareholders of this Article, either the Kentucky Business Corporation Act or the Virginia Stock Corporation Act is amended to extend the permissible indemnification of a director, officer, employee, or agent of the corporation and these Articles could be amended to effect such change, then the indemnification of a director, officer, employee, or agent of the corporation shall be afforded to the fullest extent permitted by the Kentucky Business Corporation Act and the Virginia Stock Corporation Act, as so amended, and without the necessity for further shareholder action in respect thereof.

6. In addition to (and not by way of limitation of) the foregoing provisions of this Article Eleventh and the provisions of the Kentucky Business Corporation Act and the provisions of the Virginia Stock Corporation Act, each person (including the heirs, executors, administrators and estate of such person) who is or was or had agreed to become a director, officer, employee or agent of the corporation and each person (including the heirs, executors, administrators and estate of such person) who is or was serving or who had agreed to serve at the request of the directors or any officer of the corporation as a director, officer, employee, trustee, partner or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be indemnified by the corporation to the fullest extent permitted by the Kentucky Business Corporation Act and the Virginia Stock Corporation Act, or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the corporation is authorized to enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article Eleventh.

7. Any repeal or modification of this Article by the shareholders of the corporation shall not adversely affect any indemnification of any person hereunder in respect of any act or omission occurring prior to the time of such repeal or modification.

TWELFTH: Except as otherwise provided in paragraph (9) of Division IV of Article Fifth, no special meeting of shareholders shall be held upon the demand of shareholders of the corporation unless the holders of at least fifty-one percent (51%) of all the votes entitled to be cast on each issue proposed to be considered at the special meeting shall have signed, dated and delivered to the corporation’s secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

IN TESTIMONY WHEREOF, the foregoing Amended and Restated Articles of Incorporation are executed by the corporation by its President, this 27th day of October, 1992.

KENTUCKY UTILITIES COMPANY

By:
JOHN T. NEWTON, Chairman and President

STATE OF KENTUCKY COUNTY OF FAYETTE	}	SS.

I, the undersigned, a Notary Public in and for the State and County aforesaid, do hereby certify that on this 27th day of October, 1992, personally appeared before me John T. Newton, who being by me first duly sworn declared that he is Chairman and President of KENTUCKY UTILITIES COMPANY, that he signed the foregoing Amended and Restated Articles of Incorporation of KENTUCKY UTILITIES COMPANY, and that the statements therein contained are true.

WITNESS my signature this 27th day of October, 1992.

MARILYN BALLARD Notary Public, State at Large, Kentucky

My commission expires October 27, 1994.

The foregoing instrument was prepared by George S. Brooks II, One Quality Street, Lexington, Kentucky 40507.

GEORGE S. BROOKS II